Exhibit 3.24

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: SunEdison Spain, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: name to be amended to: SunEdison International, LLC

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IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of May, A.D. 2008.

By:	/s/ Shannon Foster
Authorized Person

Name:	Shannon Foster
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